EXHIBIT 10.67

WAIVER AND AMENDMENT NO. 1 TO
CREDIT AND GUARANTY AGREEMENT

WAIVER AND AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (the “Amendment”) dated as of September 22, 2008, is among AboveNet, Inc., a Delaware corporation, AboveNet Communications, Inc., a Delaware corporation, AboveNet of Utah, LLC, a Delaware limited liability company, AboveNet of VA, LLC, a Virginia limited liability company, and AboveNet International Inc., a Delaware corporation, (hereinafter the “Borrowers”), the Lenders from time to time parties thereto, Societe Generale, as administrative agent (the “Administrative Agent”), and CIT Lending Services Corporation, as documentation agent (the “Documentation Agent”) (the Administrative Agent and the Documentation Agent together, the “Agents”).

WHEREAS, the Borrowers, the Agents and the Lenders are parties to that certain Credit and Guaranty Agreement dated as of February 29, 2008 (the “Credit Agreement;” undefined capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement), pursuant to which the Lenders have agreed to make certain “Loans” and other financial accommodations to the Borrowers;

WHEREAS, the Borrowers have requested that the Agents and the Lenders amend the Credit Agreement in the manner set forth herein in order to (i) allow for an extension of the Availability Period of the Delayed Draw Loan from November 25, 2008, which is the date resulting from the 270-day term currently set forth in sub-section “(A)” of letter “(b)” of the definition of “Availability Period” in the Credit Agreement, to June 30, 2009, and (ii) fix June 30, 2009 as the termination date of the Availability Period for any delayed draw loan under New Loan Commitments, as defined in the Credit Agreement, and the Agents and the Lenders have agreed to such request;

WHEREAS, the Borrowers have informed the Lenders that following the Closing Date, the Borrowers repurchased equity from certain former employees (the “Equity Repurchases”), and request that the Lenders waive the Borrowers’ compliance with the negative covenant set forth in Section 7.06 of the Credit Agreement with respect to the Equity Repurchases (“Waiver Request No. 1”);

WHEREAS, the Borrowers have further requested that the Agents and the Lenders amend the Credit Agreement in the manner set forth herein in order to allow the repurchase of Equity Interest of Holdings from former employees and directors;

WHEREAS, the Borrowers have informed the Lenders that pursuant to its plan of reorganization which became effective on September 8, 2003 Holdings was authorized to issue warrants to certain of its creditors in the following amounts: (i) seven hundred and nine thousand four hundred and fifty nine (709,459) 5-year warrants with an exercise price of $20 per share (the “5-Year Warrants”) and (ii) eight hundred thirty four thousand six hundred and fifty eight (834,658) 7-year warrants with an exercise price of $24 per share (the “7-Year Warrants”). Certain of the 5 Year Warrants and 7-Year Warrants have been exercised, thus requiring Holdings to have issued corresponding Equity Interests. Accordingly, the Borrowers request that the Lenders waive the Borrowers’ compliance with the negative covenant set forth in Section 7.05 of the Credit Agreement and with the Mandatory Prepayment provision set forth in Section 2.05(b)(ii) of the Credit Agreement, in each case only with respect to the issuance of Equity Interests by Holdings as a result of the exercise of the 5-Year Warrants and 7-Year Warrants (“Waiver Request No. 2”);

WHEREAS, the Borrowers have further requested that the Agents and the Lenders amend the Credit Agreement in the manner set forth herein in order to exclude the issuance of Equity Interests by Holdings from the definition of “Dispositions” or “Dispose”;

WHEREAS, the Borrowers have informed the Lenders that on or about August 19, 2008, one of the Borrowers, AboveNet, Inc., filed trademark applications with the US Patent and Trademark Office for the names “EXPRESSWAVE” and “eXpressWave” to be used in connection with its long haul services (the “New Trademarks”);

WHEREAS, the Lenders and the Borrowers agree that (i) the New Trademarks are part of the Collateral, (ii) the Lenders shall waive any amendment of the Loan Documents in connection with the New Trademarks but reserve the right to amend the same and (iii) the Borrowers shall cooperate fully with any future amendment in connection with the New Trademarks requested by the Lenders; and

WHEREAS, the Lenders and the Borrowers are entering into this Amendment pursuant to Section 12.01 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agents and the Lenders agree as follows:

1. Availability Period for Delayed Draw Loans. The Availability Period for Delayed Draw Loans shall be extended from November 25, 2008 to June 30, 2009. The Availability Period for the New Loan Commitments which are Delayed Draw Commitments shall terminate on June 30, 2009. To this effect, the Credit Agreement is amended as follows:

(a) the definition of “Availability Period” in Section 1.01 of the Credit Agreement shall therefore be amended and restated in its entirety as follows:

“Availability Period” means, (a) with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (i) the date one (1) Business Day prior to the Maturity Date, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions, in each case pursuant to Section 9.02 and (b) (A) with respect to the Delayed Draw Commitments, the period from and including the Closing Date to and including June 30, 2009, or (B) with respect to the New Loan Commitments which are Delayed Draw Commitments the period from and including the NLC Effective Date to and including June 30, 2009.

(b) Section 2.15 (d)(ii) of the Credit Agreement shall therefore be deleted in its entirety and replaced with the following:

(ii) INTENTIONALLY OMITTED.

2. Permitted Equity Repurchases. The definition of “Permitted Equity Repurchases” in Section 1.01 of the Credit Agreement is hereby deleted and restated in its entirety as follows:

“Permitted Equity Repurchases” mean purchases of Equity Interest of Holdings from employees, consultants and directors, or of former employees, consultants and directors, of Holdings and its Subsidiaries in an aggregate amount not to exceed $15,000,000 in the aggregate.

3. Dispositions. The definition of “Dispositions” or “Dispose” in Section 1.01 of the Credit Agreement is hereby deleted and restated in its entirety as follows:

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and any grant of an IRU) of any Property by any Loan Party or any Domestic Subsidiary (including the Equity Interest of any Domestic Subsidiary) and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Loan Parties and their Domestic Subsidiaries, (b) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of business of the Loan Parties and their Domestic Subsidiaries, and having a sales or transfer price not to exceed $2,000,000 in any Fiscal Year, (c) any sale, lease, license, transfer or other disposition of Property by any Loan Party to any other Loan Party, or any Domestic Subsidiary to any Loan Party, (d) any Involuntary Disposition by any Loan Party or any Domestic Subsidiary, (e) licenses or leases of IP Rights or property, to the extent permitted pursuant to Section 7.01(i), (f) abandonment of IP Rights to the extent permitted by the Security Agreement, (g) dispositions of Cash Equivalents, (h) dispositions of past due accounts receivable for collection or compromise in the ordinary course of business, and (i) dispositions of Dark Fiber in the ordinary course of business, including IRUs, pursuant to customer contracts or fiber swap agreements entered into on an arms-length basis and consistent with past practices, provided, however, in the case of (i) above, that the relevant Loan Party or Domestic Subsidiary, as applicable, at all times retains title to such asset. Notwithstanding the forgoing, the term “Disposition” or “Dispose” shall not include the issuance of Equity Interests by Holdings.

4. Waivers. Effective as of the date first above written and subject to the execution of this Amendment by the parties hereto, the Lenders hereby waive (i) the compliance by the Borrowers with the provision of Section 7.06 of the Credit Agreement only in connection with the matters set forth in Waiver Request No. 1, (ii) the compliance by the Borrowers with the provision of Section 2.05(b)(ii) and Section 7.05 of the Credit Agreement only in connection with the matters expressly set forth in Waiver Request No. 2 and (iii) the amendment of the Loan Documents in connection with the New Trademarks until such time as the Agents shall request.

5. Waiver and Amendment. Effective as of the date first above written and subject to the execution of this Amendment by the parties hereto, the Credit Agreement shall be and is hereby amended on the terms set forth in Section 1, Section 2 and Section 3 hereof.

6. Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if the Documentation Agent has received duly executed originals of this Amendment from the Borrowers, the Lenders and the Agents.

7. Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:

(a) This Amendment, and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

(b) Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agree that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(c) As of the date hereof, and after giving effect to this Amendment, the Borrowers shall be in compliance with all the terms and provisions set forth in the Credit Agreement, subject to the amendment set forth herein, on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing.

8. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness of Section 5 hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement shall mean and be a reference to the Credit Agreement as modified hereby.

(b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE OTHER REMAINING TERMS OF THE CREDIT AGREEMENT AND THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

10. Paragraph Headings. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF. this Amendment has been duly executed as of the day and year first above written.

THE BORROWERS:	AboveNet, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

AboveNet Communications, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

AboveNet of Utah, LLC,
by AboveNet Communications, Inc.,
its sole member

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

AboveNet of VA, LLC,
by AboveNet Communications, Inc.,
its sole member

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

AboveNet International, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

ADMINISTRATIVE AGENT:	SOCIETE GENERALE,
as Administrative Agent

	By:	/s/ Edward Grimm
	Name:	Edward Grimm
	Title:	Director

DOCUMENTATION AGENT:	CIT LENDING SERVICES CORPORATION,
as Documentation Agent

	By:	/s/ William Evenson
	Name:	William Evenson
	Title:	Vice President

LENDERS:	SOCIETE GENERALE

	By:	/s/ Edward Grimm
	Name:	Edward Grimm
	Title:	Director

CIT LENDING SERVICES CORPORATION

By:	/s/ William Evenson
Name:	William Evenson
Title:	Vice President